Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of IBP, inc. on Form S-3
(File No. 33-64459) and on Form S-8 (File No. 33-
19441) of our report dated February 7, 2000, on our audits of the consolidated financial statements and financial statement schedule of IBP, inc. as of December 25, 1999 and December 26, 1998 and for each of the three years ended December 25, 1999, which report is incorporated by reference in the Annual
Report on Form 10-K.



PricewaterhouseCoopers LLP
Omaha, Nebraska
March 23, 2000